                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             WEST COAST BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

March 23, 1999


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Friday, April 23, 1999, at 2:00 p.m. local time. The Embassy Suites is located near Washington Square. Take Interstate 5 to Highway 217 (west bound). Exit at Scholls Ferry/Progress and turn right onto Scholls Ferry. Take a right onto Hall. The Embassy Suites is on the right.

         At the annual meeting, you will be asked to elect four director nominees to a term of three years and to approve a new 1999 Stock Option Plan, along with any other business that properly is raised before close of the annual meeting.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE MATTERS.

         A proxy card is enclosed in the front of your mailing envelope. Please indicate your voting instructions and sign, date, and return the proxy card promptly in the business reply envelope provided. This year, you also have the option of voting via the Internet or by telephone. If you choose one of these options, please do not also mail your proxy card to us. Instructions on how to vote through the internet or by telephone are located in the enclosed Proxy Statement. Whether or not you plan to attend the annual meeting in person, it is important that you return the enclosed proxy card, or vote via the Internet or telephonically, so that your votes will be counted, even if you are unable to attend the meeting. A proxy that is returned with no voting instructions, will be voted in favor of the matters and, in appropriate circumstances, will enable West Coast Bancorp's management to adjourn the meeting to continue to solicit votes to approve these matters. You may revoke your proxy after you have given it to us, as long as you do so before the official vote is taken at the annual meeting, by (1) providing written notice of your revocation to the Secretary of West Coast Bancorp, (2) submitting a later-dated proxy, or (3) appearing at the meeting and electing to vote in person.

         We value you as a West Coast Bancorp shareholder, and we look forward to reporting our 1998 activities to you.

                                       Sincerely,


                                       Victor L. Bartruff
                                       President and CEO

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1999
                             2:00 P.M., PACIFIC TIME

To the Shareholders of West Coast Bancorp:

        We invite you to attend the 1999 Annual Shareholders Meeting of West Coast Bancorp ("Company") at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Friday, April 23, 1999, at 2:00 p.m. local time. The meeting's purpose is to vote on the following proposals, together with any other business that may properly come before the meeting:

        1. ELECT FOUR DIRECTORS TO THREE-YEAR TERMS. The Board has nominated for re-election current directors Victor L. Bartruff and William
               B. Loch. In addition, the Board has nominated Michael J. Bragg, chair of the board of directors of the Company's subsidiary West Coast Trust, and Mary B. Pearmine.

        2. ADOPT 1999 STOCK OPTION PLAN. The Board asks you to adopt a new stock option plan to replace the Company's current employee stock option plan.

        You may vote on these proposals in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Only those shareholders of record at the close of business on March 5, 1999, are entitled to notice of, and to vote at, the Annual Meeting.

        Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company, its growth, and development.

March 23, 1999                      BY ORDER OF THE BOARD OF DIRECTORS



                                    Shauna L. Vernal, Secretary


================================================================================
                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy card and return it in the enclosed postage prepaid envelope. Retention of the Proxy is not necessary for admission to the Annual Meeting. Instead of submitting your proxy vote with the paper Proxy Card, you can vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details.
================================================================================

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 684-0884

                                 PROXY STATEMENT

        MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 23, 1999, for use in connection with the annual meeting of shareholders ("Annual Meeting") of West Coast Bancorp ("Company" or "WCB") to be held on Friday, April 23, 1999. Only those shareholders of record at the close of business on March 5, 1999 ("Record Date"), are entitled to vote. There were approximately 14,177,000 shares of the Company's no par value common stock ("Common Stock") outstanding on the Record Date.

        SOLICITATION OF PROXIES. Shareholder Proxies are being solicited by the Company's board of directors ("Board"), and the Company is paying the associated costs. Solicitation may be made by directors and officers of the Company and its subsidiaries, West Coast Bank ("Bank") and West Coast Trust, Inc. ("WCT"), (collectively, the "Subsidiaries"). Solicitation may be made through the mail, or by telephone, facsimile, or personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees, and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

        QUORUM. At least a majority of the total number of the Company's outstanding Common Stock shares must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

        VOTING ON MATTERS PRESENTED. The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. With respect to the proposals to approve the adoption of a new 1999 Stock Option Plan, stockholders may vote for the proposal, against the proposal or may abstain from voting. The affirmative vote of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for the approval to adopt the stock option plan. Shareholders of record will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

        VOTING OF PROXIES. Shares of Common Stock represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the Proxy will vote the shares represented by the Proxy FOR the four nominees listed in this Proxy Statement, and FOR the adoption of the 1999 Stock Option Plan, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to the Company in writing, (2) delivery to the Company of a subsequently dated proxy, or (3) notifying the Company at the Annual Meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

        VOTING ELECTRONICALLY OR BY TELEPHONE. Shareholders with shares registered directly with the Company's transfer agent, Norwest Shareowner Services ("Norwest"), may also vote via the Internet at Norwest's Internet address, or telephonically. Shareholders holding WCB shares with a brokerage firm or a bank may also be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on their voting form. For further information on voting via the Internet or telephonically, see "Voting Via the Internet or by Telephone" set forth below.

RECENT DEVELOPMENTS

        Effective December 31, 1998, the Company's bank subsidiaries (The Commercial Bank, Bank of Vancouver, and Centennial Bank) were merged into the continuing bank subsidiary formerly known as The Bank of Newport. As part of this merger, The Bank of Newport's name was changed to "West Coast Bank." As a result of this consolidation of the bank subsidiaries ("Consolidation"), all branches of the previous bank subsidiaries now operate as branches of West Coast Bank. The Company still operates West Coast Trust as a separate subsidiary.

        The Board and management believe that the Consolidation will create certain efficiencies in operations and enhance customer service.

                             BUSINESS OF THE MEETING

        There are two matters being presented for consideration by the shareholders at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL

        The Company's Restated Articles of Incorporation ("Articles") allow the Board to set the number of directors on the Board within a range of 8 to 20. The Board reduced the number of directors from 12 to 11 following the recent resignation of director Healy, whose term would have expired in the year 2001. The Articles allow the Board to fill vacancies created on the Board.

        Directors are elected for terms of three years or until their successors are elected and qualified. The Company's Articles provide for staggered terms, with approximately one-third of the directors elected each year. In addition to the elected Board, Chester C.
Clark serves as an emeritus director to the Board.

        The Board has nominated Victor L. Bartruff, William B. Loch, Michael J. Bragg and Mary B. Pearmine for election as directors for three-year terms to expire in the year 2002. Messrs. Bartruff and Loch are presently directors of the Company, and Mr. Bragg is presently the Chair of the board of directors of WCT. If any of the nominees should refuse or become unable to serve, your Proxy will be voted for the person the Board designates to replace that nominee. Mr. Bragg and Ms. Pearmine are nominated to replace Joe L. Snyder, who resigned from the Board on March 14, 1999, and Robert D. Morrison, who declined to stand for re-election to the Board.

        Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Company's Bylaws. These notice provisions require that a shareholder provide the Company with written notice at least 60 days before the annual meeting (or, if the Company provides less than 90 days' public notice of such meeting, no later than 15 days after the date of the Company's public notice). The Company first provided public notice of its annual meeting date on March 5, 1999.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

        The following tables set forth certain information with respect to the director nominees and the directors serving current terms. The table below includes their (1) ages, (2) principal occupations during the past five years, and (3) year of first election or appointment to the Board. The table also shows the number of shares of Common Stock beneficially owned by each individual on December 31, 1998, and the percentage of Common Stock outstanding that the individual's holdings represented on that date. However, where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table. Except as noted below, each holder has sole voting and investment power with respect to shares of Common Stock listed as owned. As of December 31, 1998, directors of the Company also serve as directors of the Bank.

                                                                              SHARES AND
                                                                            PERCENTAGE OF
                                                                             COMMON STOCK
                                            PRINCIPAL OCCUPATION             BENEFICIALLY
            NAME, AGE AND                    OF DIRECTOR DURING              OWNED AS OF
         TENURE AS DIRECTOR                    LAST FIVE YEARS            DECEMBER 31, 1998
         ------------------                 --------------------          -----------------
                                                                              (1)(2)(3)
                   NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING 2002
Victor L. Bartruff, 51                 President and Chief Executive           145,225(4)(5)
  Since 1995                           Officer of the Company and the            (1.01%)
                                       Bank; former President and CEO
                                       of The Bank of Newport

Michael J. Bragg, 49                   Attorney at Law and Partner of           14,941(4)(6)
  First Nomination                     Grenley, Rotenberg, Evans,
                                       Bragg & Bodie, P.C.; WCT Board
                                       Chair

William B. Loch, 65                    President of Capital City                49,468(4)(6)
  Since 1982                           Companies, Inc. and Capital
                                       Warehouse Company, Inc.

Mary B. Pearmine, 52                   Former Marion County                          0(7)
  First Nomination                     Commissioner, serving from
                                       1991 to 1998; former Chair of
                                       the County Commission

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

                             DIRECTORS WITH TERM EXPIRING IN 2000
Lloyd D. Ankeny, 61                    Personal Investments, formerly           98,551
  Since 1995                           Owner, Landmar Development
                                       Corporation

Phillip G. Bateman, 59                 President, Bateman Funeral               57,756(4)
  Since 1995                           Homes, Central Coast
                                       Crematorium and Chelan Abbey
                                       Mausoleum and Columbarium

C. Douglas  McGregor, 60               Former Chairman, Access Long             27,707
  Since 1994                           Distance (OR)

James J. Pomajevich, 56                Owner and President,                     78,868(6)(8)
  Since 1996                           Pomajevich Properties, Inc.;
                                       former Chair of Bank of
                                       Vancouver

                             DIRECTORS WITH TERM EXPIRING IN 2001
Jack E. Long, 60                       Part Owner/President, J&L                35,211
  Since 1990                           Nursery Co., Inc.; former
                                       Chair of The Commercial Bank

J. F. Ouderkirk, 48                    Attorney, Partner of Ouderkirk           53,170
  Since 1995                           and Hollen; former Chair of
                                       The Bank of Newport; director
                                       of WTC

Gary D. Putnam, 54                     Chair & CEO Superior Electric            33,538
  (Board Chair)                        Construction Co.; former
  Since 1995                           Executive Vice President/CFO,
                                       Brentwood, Inc., Treasurer/CFO
                                       of Pump & Drilling Supply,
                                       Inc., President, Pacific
                                       Drilling Supply Inc.; director
                                       of WCT

----------------
(1) Shares held directly with sole voting and sole investment power, unless otherwise indicated.

(2) Share amounts include stock options which are exercisable within 60 days as follows: Lloyd D. Ankeny 11,837 shares; Victor L. Bartruff 110,313 shares; Phillip G. Bateman 27,952 shares; Michael J. Bragg 9,257 shares; William B. Loch 11,837 shares; Jack E. Long 16,414 shares; C. Douglas McGregor 5,487 shares; J.F. Ouderkirk 28,112 shares; James J. Pomajevich 20,856 shares; and Gary D. Putnam 19,324 shares.

(3) Share amounts include shares deferred under the Director's Deferred Compensation Plan as follows: Lloyd D. Ankeny 1,058 shares; Michael J. Bragg 501 shares; William B. Loch 1,192 shares; Jack E. Long 3,399 shares; C. Douglas McGregor 4,099 shares; J.F. Ouderkirk 2,592 shares; James J. Pomajevich 3,679 shares; and Gary D. Putnam 2,827 shares.

(4) Share amount includes shares held in an IRA, 401(k) or Keogh account for the benefit of the individual as follows: Victor L. Bartruff, 1,760 shares; Michael J. Bragg 1,641 shares; William B. Loch 1,601; and Phillip G. Bateman 5,241 shares.

(5) Share amount includes 638 shares deferred under the Executive Deferred Compensation Plan for Mr. Bartruff.

(6) Share amounts include shares owned by the spouses of Michael J. Bragg 3,542 shares; William B. Loch 7,331 shares, and James J. Pomajevich 9,992 shares, each of whom disclaims any beneficial ownership of the shares.

(7) Under the Company's Corporate Governance Policy, Ms. Pearmine, as a nominee to the Board, must acquire 100 shares of Company Common Stock prior to election and must accumulate at least 1,000 shares within the first three years of being elected a director, in order to be eligible for nomination to any additional terms.

(8) Shares amounts include shares held by the minor children of James J. Pomajevich 1,193 shares.

         INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The following sets forth information concerning the Board and Committees of the Company during the fiscal year ended 1998.

BOARD OF DIRECTORS

        The Company held 11 Board meetings in 1998. Each director attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which he served.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has established an Audit and Compliance Committee ("Audit Committee"), a Compensation Committee and an Executive Committee. When the need arose the full Board served as the Nominating Committee.

        Audit Committee. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to the Company's records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. The Committee operates under a formal, written charter. The Committee held 8 meetings during the year. For fiscal year 1998, members of the Audit Committee consisted of Messrs. Ankeny (Chair), Bateman, Loch, Pomajevich and Snyder.

        In March of 1998, the Board charged the Audit Committee with the special purpose of reviewing the Company's organizational structure. Mr. Loch was appointed Vice Chair of the Committee for this purpose. The Committee held 3 meetings during the year related specifically to this purpose.

        Compensation Committee. The Compensation Committee met 8 times for the purposes of reviewing salary and incentive compensation for Mr. Bartruff and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers. The Compensation Committee also met to review and recommend to the full Board the compensation to be paid by the Company to its directors. For the fiscal year 1998, the Compensation Committee consisted of Messrs. Loch (Chair), Ankeny, Morrison, and Putnam.

        Executive Committee. The main functions of the 1998 Executive Committee were (1) to establish the agenda for the Company's Board meetings, (2) to receive reports from the executive officers regarding their activities and the implementation of the Company's business plan, and (3) to ensure the Company is appropriately on track and that its strategic planning process is being followed. The Committee held 12 meetings during the year. For the fiscal year 1998, members of the Executive Committee consisted of Messrs.
McGregor (Chair), Bartruff, Healy, Long, Ouderkirk and Putnam.

        New Committee Structure. The Board has changed its committee structure for 1999. The 1999 committees are (1) the Audit and Compliance Committee, which serves substantially the same functions as the former Audit Committee; (2) the Compensation and Personnel Committee, which serves substantially the same functions as the former Compensation Committee; (3) the Planning Committee; (4) the Loan, Investment, and Asset/Liability Committee; and (5) the Executive Committee. The Planning Committee is generally responsible for oversight of strategic planning, merger and acquisition activities, and general operational matters. The Loan, Investment, and Asset/Liability Committee is responsible for oversight of lending activities, CRA compliance, management's investment strategies and activities, and asset and liability management functions. The 1999 Executive Committee consists of the Company's Chief Executive Officer, the Board chair, and the chair of each other Board committee. This Committee is not expected to meet on a regular basis. Its primary functions are to address emergency matters on behalf of the full Board, to monitor any material litigation matters that may arise, and to work with management to resolve other critical issues that may arise outside the normal course of business.

COMPENSATION OF DIRECTORS

        The Company has established a program through which non-employee directors receive annual retainers as members of the Board; directors also receive fees for committee participation. In 1998, the Board chair and the Executive Committee chair each received an annual retainer of $15,000; each other committee chair and each director received an annual retainer of $12,000. The Audit Committee chair received $300 for each committee meeting attended in 1998. Each committee member received a fee of $200 for each meeting attended in 1998. For 1999, the Board chair and each committee chair will receive a retainer of $1,750 per month, and each other director will receive a retainer of $1,500 per month, for their service as directors of both WCB and the Bank. Each director will receive $200 for each committee meeting they attend in 1999 either as a member of the committee or at the request of the committee. Mr. Clark receives $200 for each board meeting he attends.

        In 1998, directors of the Company's bank subsidiaries were compensated in accordance with a similar program commensurate with the size of the institution and the procedures of their peer banks. The boards of the Company's former bank subsidiaries were disbanded as of December 31, 1998, as a result of the Consolidation. On December 31, 1998, the former board of directors of The Bank of Newport was replaced with a new board for West Coast Bank, consisting of the same members as the Company's Board. In exchange for signing an agreement not to compete with the Bank, certain former directors of WCB's bank subsidiaries were appointed Directors Emeritus of the Bank, as of December 31, 1998. These appointments expire on June 30, 1999. Emeritus Directors do not attend Bank board meetings unless requested, but may be asked to attend quarterly business development meetings. These directors receive $200 for each board meeting they are requested to attend and $100 for each business development meeting attended. The directors of West Coast Trust receive $400 per meeting, with the board chair receiving $500 per meeting.

DIRECTORS' DEFERRED COMPENSATION PLAN

        The Board adopted a Directors' Deferred Compensation Plan ("Directors' DCP") which went into effect during the 1996 fiscal year. This plan is open to all non-employee directors of the Company or its Subsidiaries on a completely voluntary basis.

        Under the Directors' DCP, directors may elect to defer payment of some or all of their directors' fees. There are no Company paid contributions under this plan. Contributions are transferred to a so-called "rabbi trust." A director may invest deferred fees in a number of investment funds. Directors may also invest deferred fees in Company stock. Distributions will be made after a director is no longer serving as a director for any of the companies participating in the Directors' DCP or in the event of an unforeseeable financial emergency. Directors are fully vested in their benefits under the Directors' DCP at all times.

        Benefit payments from the Directors' DCP are taxed as ordinary income in the year they are received by participants. The Company will generally receive a deduction for the deferred directors' fees at that time. ERISA's and the Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

DIRECTORS' STOCK OPTION PLAN

        In 1995, the Board adopted and the shareholders approved a Director Stock Option Plan ("1995 DSOP"), which was subsequently amended in 1997. The 1995 DSOP authorizes the Board (or a committee of the Board) to administer the 1995 DSOP and to grant nonqualified stock options to directors of the Company. At the 1997 annual shareholders' meeting, the 1995 DSOP was amended to allow the Board, in accordance with Section 16 of the Securities Act of 1934, to grant options to purchase shares of the Company's Common Stock in the Board's discretion (rather than pursuant to a pre-authorized schedule) to directors of the Company and its Subsidiaries. The 1995 DSOP provides that the exercise price of options granted under the 1995 DSOP must be not less than the greater of book value or market value at the time of grant. All options granted under the 1995 DSOP will expire not more than ten years from the date of grant. Up to 660,000 shares of the Company's Common Stock may currently be optioned and issued under the 1995 DSOP, subject to appropriate adjustments for any future stock splits, stock dividends, or other changes in the capitalization of the Company. Of those shares, 212,990 remain available for option under future grants.

                             EXECUTIVE COMPENSATION

        The following table sets forth a summary of certain information concerning compensation awarded to or paid by the Company for services rendered in all capacities, during the last three fiscal years to the Chief Executive Officer and to the four most highly compensated executive officers of the Company and its Subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
==========================================================================================================
                                                                         LONG TERM
                                    ANNUAL COMPENSATION                 COMPENSATION
                             -----------------------------------          AWARDS
                                                          OTHER       ----------------
     NAME AND                                             ANNUAL                  LTIP       ALL OTHER
PRINCIPAL POSITION    YEAR     SALARY        BONUS     COMPENSATION    OPTIONS   PAYOUTS    COMPENSATION
                                              (1)          (2)           (3)
-------------------- -------  -----------  ---------  --------------   --------  --------  ---------------
Victor L. Bartruff,   1998    $ 220,000     $ 77,000     $   0          15,000      0        $ 13,087(5)
President and CEO     1997      165,000       82,500      34,590(4)     12,375      0          10,790
of the Company and    1996      150,000       60,000         0          10,312      0          10,262
Bank*
-------------------- -------  -----------  ---------  --------------   --------  --------  ---------------
Thomas W. Healy,      1998    $ 208,331(6)  $ 46,000     $82,776(6)      2,000      0        $347,198(6)
Director, former
CEO of Centennial
Bank**
-------------------- -------  -----------  ---------  --------------   --------  --------  ---------------
Donald A. Kalkofen    1998     $135,015      $67,500        0            9,599      0        $  6,060(7)
EVP/CFO of the        1997      116,378       67,000        0            8,250      0           4,693
Company and Bank      1996      100,200       40,080        0            8,250      0           4,026
-------------------- -------  -----------  ---------  --------------   --------  --------  ---------------
Cyndi Haworth,        1998      $95,004      $37,000        0            9,599      0        $  3,821(8)
EVP/Human Resources   1997       79,920       32,000        0            5,755      0           4,747
Administration of     1996       70,800       21,240        0            5,755      0           2,704
the Company and
Bank*
-------------------- -------  -----------  ---------  --------------   --------  --------  ---------------
Rodney B. Tibbatts    1998     $100,000      $24,000        0                0      0        $  6,171(9)
EVP/Corporation       1997      125,000       15,000        0            3,300      0           8,496
Development           1996      150,000       37,500        0           10,312      0           7,994

==========================================================================================================

*     Reflects the current positions subsequent to the Consolidation.
** As a result of the Consolidation, Mr. Healy retired from his position with the Company in December 1998. Mr. Healy resigned as a director of the Company and the Bank on March 12, 1999.

(1) Represents bonuses earned during the year indicated but paid in a subsequent year only; does not include bonuses earned in a subsequent year and paid in the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual

(3) Options to acquire shares of Common Stock as adjusted for subsequent stock dividends and stock splits.

(4) Includes a one-time payment made by the Company on behalf of Mr. Bartruff of $33,000 for a golf club membership to be used primarily for business development purposes.

(5) Includes 401(k) Plan contribution in the amount of $5,000, life insurance premium in the amount of $3,948, and 401(k) Plan contribution in the amount of $4,139 deferred pursuant to the Company's Executive DCP, paid by the Company on behalf of Mr. Bartruff for the year ended 1998.

(6) Mr. Healy's salary amount of $208,331 includes the aggregate of $58,331 (representing payments of $8,333 for seven months, paid by the Company to Mr. Healy, pursuant to his employment letter agreement, as described in more detail below), deferred pursuant to the Company's Executive DCP. The amount of $82,776 represents a severance payment made to Mr. Healy upon termination, paid on January 4, 1999. The amount of $347,198 includes 401(k) contributions in the amount of $5,000 and $532, respectively, and an additional $341,666, representing the amounts accrued through February 1998 of $312,500 at Centennial

      Bank for Mr. Healy's retirement, plus an additional $29,166 accrued by the Company for Mr. Healy for March, April, and May 1998 under the employment letter agreement detailed below. The total amount of $336,711 ($341,666 less $4,954 paid by Mr. Healy for FICA tax) was deferred pursuant to the Company's Executive DCP.

(7) Includes 401(k) Plan contribution in the amount of $4,050 and 401(k) Plan contribution in the amount of $2,010 deferred pursuant to the Company's Executives' DCP, paid by the Company on behalf of Mr. Kalkofen.

(8) Includes 401(k) Plan contribution in the amount of $3,821 paid by the Company on behalf of Ms. Haworth for the year ended 1998.

(9) Includes 401(k) Plan contribution in the amount of $3,473 and life insurance premium in the amount of $3,244, paid by the Company on behalf of Mr. Tibbatts for the year ended 1998.

STOCK OPTIONS

        Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 1998.

                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
===========================================================================================================
                                                                                     POTENTIAL REALIZABLE
                                                                                           VALUE AT
                                                                                     ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE
                                                                                         APPRECIATION
                              INDIVIDUAL GRANTS                                       FOR OPTION TERM(1)
-------------------------------------------------------------------------------   -------------------------
                                        % OF TOTAL
                                          OPTIONS
                           OPTIONS      GRANTED TO     EXERCISE     EXPIRATION
        NAME              GRANTED(2)     EMPLOYEES     PRICE(3)        DATE            5%           10%
----------------------   -----------   ------------   -----------   -----------   -----------   -----------
Victor  L. Bartruff         3,960          1.59         $21.48        6/25/08       $53,488       $135,548
                            7,040          2.83          21.48        6/25/08        95,089        240,974
                            4,000          1.61          18.56       10/29/08        46,697        118,339
----------------------   -----------   ------------   -----------   -----------   -----------   -----------
Thomas W. Healy             2,000(4)       0.81         $18.56       10/29/08       $23,348       $ 59,169
----------------------   -----------   ------------   -----------   -----------   -----------   -----------
Donald A. Kalkofen          4,427          1.78         $21.48        6/25/08       $59,795       $151,533
                            2,172          0.87          21.48        6/25/08        29,337         74,346
                            3,000          1.21          18.56       10/29/08        35,023         88,754
----------------------   -----------   ------------   -----------   -----------   -----------   -----------
Cynthia J. Haworth          4,427          1.78         $21.48        6/25/08       $59,795       $151,533
                            2,172          0.87          21.48        6/25/08        29,337         74,346
                            3,000          1.21          18.56       10/29/08        35,023         88,754
----------------------   -----------   ------------   -----------   -----------   -----------   -----------
Rodney B. Tibbatts              0             0              0           0                0              0
===========================================================================================================

(1) The potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company's stock option plan is administered by a Committee of the Board of Directors, which determines to whom options are granted, as well as the number of shares and the exercise price. Options are granted at the fair market value, vest over a period of time, and are exercisable for ten years. Options may be exercised for a period of 90 days following termination of employment and for one year following death or disability.

(3) The option exercise price may be paid in cash or by surrendering for cancellation mature shares of Common Stock owned by the executive officer or a combination of the foregoing.

(4) This option was granted on October 29, 1998, but does not vest until October 29, 1999. Since Mr. Healy is no longer a director, this option will expire before it becomes exercisable.

        Option Exercises. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 1998 and stock options held at year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

===================================================================================================
                        SHARES
                       ACQUIRED                       NUMBER OF                  VALUE OF
                          ON        VALUE            UNEXERCISED          UNEXERCISED OPTIONS AT
        NAME           EXERCISE  REALIZED(1)    OPTIONS AT YEAR END            YEAR END(2)
--------------------- ---------- ----------- --------------------------- --------------------------
                                             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------- ---------- ----------- ------------ -------------- -----------  -------------
Victor L. Bartruff      4,000      $71,652      110,313        4,000      $1,489,078      $9,748
--------------------- ---------- ----------- ------------ -------------- -----------  -------------
Thomas W. Healy             0            0            0        2,000               0       4,874
--------------------- ---------- ----------- ------------ -------------- -----------  -------------
Donald A. Kalkofen      1,145       13,007       55,300        3,000         635,962       7,311
--------------------- ---------- ----------- ------------ -------------- -----------  -------------
Cynthia J. Haworth          0            0       42,314        3,000         471,272       7,311
--------------------- ---------- ----------- ------------ -------------- -----------  -------------
Rodney B. Tibbatts     44,568      582,603       28,130            0         399,121           0
===================================================================================================

(1) Reflects the amount realized from the aggregate of the current market price of the Common Stock less the exercise price.

(2) On December 31, 1998, the closing price of the Common Stock was $21. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT ARRANGEMENTS

        Salary Continuation Agreement - Thomas W. Healy. In connection with the acquisition of Centennial Holdings, Ltd. ("CHL"), the Company entered into a Salary Continuation Agreement with Thomas W. Healy, for a term of one year from the date of the merger, with automatic one-year extensions unless the parties provide prior written notice of non-renewal. The agreement provided for a payment to Mr. Healy in the event of a change in control of the Company or Centennial Bank. Mr. Healy has subsequently retired from his position with Centennial Bank, and the Salary Continuation Agreement is no longer in effect.

        Employment Letter - Thomas W. Healy. The Company also entered into a letter agreement with Mr. Healy, in connection with its acquisition of Centennial Bank. The letter agreement provided, among other things, that regardless of whether Mr. Healy continued his employment with Centennial Bank, the Company would either pay to him or contribute $8,333 per month on his behalf to the Company's Executive DCP, until he reaches age 65. This agreement was made to allow Mr. Healy to continue to receive a retirement benefit similar to the one available to him from Centennial Bank before the acquisition. The Company continues to make these payments to Mr. Healy.

SALARY CONTINUATION AGREEMENTS

        The Company, and as applicable, its Subsidiaries, have entered into salary continuation agreements with certain executive officers. Under these agreements, the executive is entitled to receive a salary continuation payment if his employment is terminated (i) by the executive for good reason, following a change in control (as defined); (ii) by the Company, without cause, following a change in control; or (iii) by the Company, without cause, resulting from a contemplated change in control. The amount of the salary continuation payment is based on the executive's salary at the date of termination and his or her most recent bonus. This payment is a lump sum payment equal to executive's base salary and bonus over a period of 24 months following the termination event (as defined) for Messrs. Bartruff, Tibbatts and DeLude, and for a period of 18 months for Mr. Kalkofen, and for a period of 12 months for certain other executives including Ms. Haworth.

DEFERRED COMPENSATION PLANS

        Effective January 1, 1996, the Company adopted an Executives' Deferred Compensation Plan ("Executives' DCP"), which is open only to executives of the Company and its Subsidiaries, who are designated by the Board of the Company.

        Participants may elect to defer payment of a specified portion of their salary and bonus. The amount of participants' annual deferral contributions is unlimited. In addition, the Company will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of the deferral limitations under IRS regulations. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to a so-called "rabbi trust." Distributions will be made in accordance with individual elections by participants. Participants are fully vested in their portion of contributions under the Executives' DCP at all times.

        Benefits under the Executives' DCP will be taxed to participants as they receive them after termination of employment. The Company will receive a deduction for its contributions generally at that time. ERISA's and Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

BONUS COMPENSATION PLANS

        The Company and its Subsidiaries have adopted bonus compensation plans to provide incentive bonuses for are eligible employees. Under the bonus compensation plans, participants receive additional compensation based on the Company's and the Subsidiaries levels of profitability and employees' individual goals.

401(K) PLAN

        The Company maintains a 401(k) profit sharing plan ("401(k) Plan") which is qualified for special tax treatment under Section 401(k) of the Internal Revenue Code, to provide for a single retirement plan to cover all employees of the Company, including all of its present and future subsidiaries.

        The 401(k) Plan allows for pre-tax employee contributions up to IRS maximum limits with a Company match of 50% of the first 6% of employee contribution. The Company may also make an additional discretionary contribution to qualifying employees. Employee elective contributions are 100% vested at all times. Matching and discretionary contributions have a five-year vesting schedule. These contributions vest

20% per year, beginning at the end of the first year. Employees must complete at least 1,000 hours of service in a given year to receive vesting for that year.

        As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, employer contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although the Company continues to receive a compensation expense deduction for compensation paid.

EMPLOYEE STOCK OPTION PLANS

        Description of Stock Option Plans. The Company currently maintains a Combined 1991 Incentive Stock Option Plan and 1991 Nonqualified Stock Option Plan ("1991 Plan") for key employees of the Company and its Subsidiaries. The Company has also inherited several option plans through acquisitions, from which options are no longer granted, but which serve merely as a vehicle to allow those employees who had options outstanding at the time of the acquisition, to continue to hold, and, eventually exercise their options. At December 31, 1998, the Company had outstanding granted and unexercised options to purchase an aggregate of 840,624 shares of Common Stock under the various employee stock option plans.

        The 1991 Plan, which will expire in 2001, currently provides for the grant of options to purchase up to 2% of the shares of Common Stock of the Company issued and outstanding on January 1 of each year. The Board has determined it advisable to adopt the 1999 Stock Option Plan which, among other things, will establish a fixed maximum number of shares available for issuance under the plan. Accordingly, as described below under "Proposal No. 2 - Adoption of 1999 Stock Option Plan," at the 1999 Annual Meeting, the shareholders will be asked to approve the adoption of a new plan that will replace the existing 1991 Plan.

        Stock Repurchase Program. On December 2, 1998, the Company adopted a stock repurchase program that allows for the repurchase of up to 1,500,000 shares of the Company's Common Stock through open market transactions, block purchases, or through privately negotiated transactions. The plan repurchases are limited by the anticipated timing of stock option exercises, as well as by other factors. The repurchased common shares will be available for use under the Company's stock option plans.

                        REPORT ON EXECUTIVE COMPENSATION


        The following is a report of the non-employee members of the compensation committee of the Board ("Committee") who are responsible for establishing and administering the Company's Executive Compensation Program. The following report (and members thereof) is specific to matters relating to compensation during the fiscal year 1998. Although members who comprise the Committee may change, the Company intends to apply the same philosophy and objectives in the coming years as it has previously to determine compensation for its executive officers.

        Compensation Philosophy and Objectives. The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

        * Establish compensation plans that deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives,

        * Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners, rather than just as employees,

        * Reward executives if shareholders receive an above-average return on their investment over the long-term.

        The objective for computing executive base salaries is to structure salaries that are competitive within the marketplace. An incentive bonus is the vehicle through which executives can earn additional compensation depending on individual and Company performance relative to certain annual objectives. The Company objectives are a combination of operating, financial and strategic goals (such as loan and deposit levels, asset quality, earnings per share, operating income, efficiency ratio, etc.) that are considered to be critical to the Company's fundamental goal - building shareholder value.

        The Company's long-term incentive program consists of the 1991 Combined Incentive and Non-Qualified Stock Option Plan. Annual grants are considered at the then value of the Company's Common Stock, thereby providing an additional incentive for executives to build shareholder value. Options granted in 1998 under the stock option plan have a term of 10 years. Executives receive value from these grants if strategic goals are achieved and the Company's Common Stock appreciates.

        Company Performance and Compensation. Compensation for the current year is based upon performance for the prior year. During 1998, the Company met or exceeded its strategic, operating and financial goals for asset quality, and operating income. Considering these accomplishments, which were not specifically weighted, the Board awarded the Company's President and CEO, Victor L. Bartruff, an incentive bonus payment. In addition, the Board increased his base salary by 3%. Despite this increase, Mr. Bartruff's base salary remains comparable to or less than salaries generally paid by the Company's peer banks to their CEO's.

        As an incentive for future performance and because the Company's performance ratios compared favorably with publicly traded western U.S. banks, the Board granted Mr. Bartruff stock options for 10,000 shares. This award provides an incentive for Mr. Bartruff to continue to build shareholder value over the long-term. Mr. Bartruff was granted stock options for 4,000 additional shares as an incentive to implement the Consolidation; these options vest in full one-year from the date of grant. In making these awards, the Board did not consider prior grants or stock options.

                             STOCK PERFORMANCE GRAPH

        The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1998, with (1) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (2) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1993, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.

                                    [GRAPH]

                                               PERIOD ENDING
                       ---------------------------------------------------------------
Index                  12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                       --------   --------   --------   --------   --------   --------
West Coast Bancorp      100.00     101.97     130.53     180.37     381.01     351.59
NASDAQ - Total US       100.00      97.75     138.26     170.01     208.58     293.21
NASDAQ Bank Index       100.00      99.64     148.38     195.91     328.02     324.90

             PROPOSAL NO. 2 - ADOPTION OF EMPLOYEE STOCK OPTION PLAN


        As discussed above, the Company has maintained the 1991 Plan for the benefit of key employees of the Company and its Subsidiaries. As described under "Employee Stock Option Plans," the 1991 Plan currently requires that the plan be automatically adjusted at the beginning of each year to cause the number of shares available for issuance under the 1991 Plan to be increased to an amount equal to 2% of the shares issued and outstanding. This automatic adjustment factor has caused certain restrictions in structuring employee grants, as well as creating certain difficulties in maintaining the plan. Therefore, after discussions with the Company's accountants and legal counsel, the Board has determined it advisable to discontinue using the current 1991 Plan, and propose the adoption of a new 1999 Stock Option Plan.

        In February 1999, the Board of Directors adopted the new 1999 Stock Option Plan (the "1999 Plan"), subject to shareholder approval at the 1999 Annual Meeting. The Board of Directors unanimously recommends that the shareholders adopt the 1999 Plan. The purpose of the 1999 Plan is to establish a fixed maximum number of shares available for future option grants and to provide flexibility in granting options. The material features of the 1999 Plan are summarized below.

        Participants. Employees of the Company and its Subsidiaries are eligible to participate in the 1999 Plan. The Board or the appointed Committee determines which employees should be granted options under the 1999 Plan. The Board makes this determination by evaluating the Company's strategic plan and goals, along with the role of employees in the pursuit of that plan and those goals and the employee's expected performance. The 1999 Plan also allows the Company to grant nonqualified stock options to non-employee consultants.

        Administration of the Plan. The 1999 Plan will be administered by the Board of Directors (or a committee of the Board). It will allow additional stock options to be granted in any combination up to an aggregate of 1,500,000 shares of Company Common Stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company.

        Grant of Options. The 1999 Plan provides for the issuance of options which qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, and also for the issuance of nonqualified stock options. Both of these types of stock options presently may be granted under the existing 1991 Plan.

        Federal Tax Treatment. Holders of incentive stock options incur no tax (and the Company is not entitled to a deduction) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold, the holder incurs tax on the difference between the sale price and the exercise price of the options. Capital gains rates, would apply, provided certain holding period requirements are met. In order to qualify under Section 422, incentive stock options are subject to a number of restrictions, including the following:

        o The option price may not be less than the fair market value of the stock at the time the option is granted.

        o The market value of the stock for which an employee's incentive stock options become exercisable in any year may not exceed $100,000.

        The holder of a nonqualified stock option incurs no tax on the date of grant of such option. On the date of exercise, the holder is taxed on the difference between the exercise price and the fair market value of the stock subject to the option, measured at the date of exercise. The income is taxable at ordinary income rates and is deductible by the Company. The exercise price of nonqualified options granted under the 1999 Plan may be at or below market price.

        Term of Plan and Options. All options granted under the 1999 Plan will expire not more than ten years from the date of grant. The Board of Directors would have the authority to terminate the 1999 Plan at any time. The 1999 Plan may be amended by the Board of Directors without shareholder approval, except that no such amendment may (i) increase the number of shares that may be issued pursuant to the 1999 Plan, or (ii) change the class of employees who may be granted options, without shareholder approval.

        All unexercised options under the existing 1991 Plan will remain outstanding for their respective terms. Upon shareholder approval of the 1999 Plan, the existing 1991 Plan will be terminated and no further options will be granted under that plan. Approval of the 1999 Plan requires the affirmative vote of shareholders owning a majority of the Company's Common Stock present, in person or by proxy, at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of December 31, 1998, with respect to the shares of Common Stock beneficially owned by (i) the non-director executive officers named in the compensation table; (ii) all executive officers and directors of the Company as a group; and (iii) each person known to the Company to beneficially own more than five percent of its outstanding Common Stock. Except as noted below, each holder has sole voting and investment power with respect to shares of Common Stock listed as owned.

EXECUTIVE OFFICERS

                                            CURRENT POSITION
                                       WITH THE COMPANY AND PRIOR      SHARES AND PERCENTAGE
                                           FIVE YEAR BUSINESS             OF COMMON STOCK
NAME AND AGE                                   EXPERIENCE*            BENEFICIALLY OWNED**(1)
------------                           ---------------------------    -----------------------
Donald A. Kalkofen, (35)               EVP and CFO of the Company             57,836
                                       and the Bank; SVP and CFO
                                       of the Company from 1993
                                       to 1995; SVP and CFO of
                                       Bank from 1993

Cynthia J. Haworth, (46)               EVP/Human Resources                    44,798
                                       Administration of the
                                       Company and the Bank;
                                       former Senior Vice
                                       President of the Company,
                                       Commercial Bank and Bank

Rodney B. Tibbatts, 59                 Executive Vice                         54,506  (2)
                                       President/Corp Development
                                       of the Company; director
                                       of WCT; former director
                                       and Co-President and
                                       Co-CEO the Company; former
                                       President and CEO of
                                       Commercial Bancorp

Executive officers and directors as
a group (19 individuals)                                                   1,698,731  (3)
                                                                              (11.59)%

* Reflects the current positions with the Company or it Subsidiaries, subsequent to the Consolidation.
**  Unless otherwise noted, all shares owned represent less than one percent.

(1) Share amounts include options which are exercisable within 60 days as follows: Donald A. Kalkofen 55,300 shares, Cynthia J. Haworth, 42,314 shares, Rodney B. Tibbatts 28,130 shares, directors and executive officers as a group 422,792 shares.

(2) Includes 25,547 shares held by Mr. Tibbatt's spouse.

(3) Share amount represents stock ownership of those individuals who, at December 31, 1998, were directors or executive officers of the Company.

5% BENEFICIAL OWNERS

                                              NUMBER OF                     PERCENTAGE OF
                                              SHARES OF                      OUTSTANDING
NAME AND ADDRESS                            COMMON STOCK                    COMMON STOCK
----------------                            ------------                    -------------
Thomas W. Healy                               91,227(1)                          5.56%

(1) Includes 16,826 shares held in the Company's 401(k) Plan and 78,091 shares held by Puget Sound Capital Corporation, of which Thomas W. Healy is the owner.

MANAGEMENT

        The following table sets forth information with respect to executive officers who are not directors or nominees for director of the Company, and are not otherwise named in the compensation table. The information below reflects the current positions with the Company or it Subsidiaries, subsequent to the Consolidation.

                                         CURRENT POSITION WITH THE COMPANY AND
    NAME AND AGE                          PRIOR FIVE YEAR BUSINESS EXPERIENCE
    ------------                       -----------------------------------------
    Ronald DeLude, 62                  EVP/Chief Operating Officer of Company
                                       and Bank; former President and CEO of
                                       Bank of Vancouver; former SVP/Manager
                                       Western Bank

    Adeline C. Hesse, 54               SVP/Marketing Director of the Company and
                                       the Bank; previously held same position
                                       with Commercial Bank since 1994

    David Prysock, 55                  EVP and Chief Credit Officer; former EVP
                                       of The Commercial Bank

    Shauna L. Vernal, 29               VP, General Counsel, and Corporate
                                       Secretary of the Company and Bank;
                                       formerly, attorney in private practice


                          TRANSACTIONS WITH MANAGEMENT

        Various of the directors and officers of the Company, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Subsidiaries during 1998 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

                COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

        Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1998, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Joe L. Snyder inadvertently failed to timely file a Form 4 with respect to the sale of 12,000 shares on November 18, 1998.
This report was subsequently filed.

                                    AUDITORS

        Arthur Andersen, LLP, independent certified public accountants, performed the audit of the consolidated financial statements for the Company and its wholly-owned subsidiaries, the Bank, WCT, Totten, Inc. and Centennial Funding Corporation for the year ended December 31, 1998. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

        The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

        At the Annual Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 2000 annual shareholder's meeting must be received by the Secretary of the Company before November 23, 1999, for inclusion in the 2000 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 6, 2000, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

                          ANNUAL REPORT TO SHAREHOLDERS

        ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to Shauna L. Vernal, Secretary to the Board of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

        FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE SHAREHOLDER. Shareholders with shares registered directly with Northwest may vote telephonically by calling Norwest at (800)240-6326 or you may vote via the Internet at the following address on the World Wide Webb:

                            www.eproxy.com/wcbo/.com

        FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Norwest for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or Bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. (noon) (EDT) on April 22, 1999. The giving of such proxy will not effect your right to vote in person should you decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either Norwest or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.



March 23, 1999                         BY ORDER OF THE BOARD OF DIRECTORS



                                       Shauna L. Vernal, Secretary

                               WEST COAST BANCORP


                             1999 STOCK OPTION PLAN


1. PURPOSE OF THE PLAN. The purpose of this 1999 Stock Option Plan ("Plan") is to provide additional incentives to key employees and service providers of West Coast Bancorp ("Bancorp") and any of its existing or future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of Bancorp. Bancorp intends that Options issued under this Plan will constitute either Incentive Stock Options within the meaning of Section 422 of the Code or Nonqualified Stock Options.

2.      DEFINITIONS. As used in this Plan, the following definitions apply:

        a.     "1934 Act" means the Securities Exchange Act of 1934, as amended.

        b.     "Bancorp" has the meaning set forth in paragraph 1 of this Plan.

        c.     "Board" means the Board of Directors of Bancorp.

        d.     "Code" means the Internal Revenue Code of 1986, as amended.

        e. "Common Stock" means Bancorp's common stock, currently with no par value.

        f. "Committee" has the meaning set forth in subparagraph 4(a) of this Plan.

        g. "Continuous Status as Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence.

        h. "Date of Grant" of an Option means the date on which the Committee makes the determination granting such Option, or such later date as the Committee may designate. The Date of Grant shall be specified in the Option agreement.

        i. "Employee" means any person employed by Bancorp, or a Subsidiary of Bancorp which is currently in existence or is hereafter organized or is acquired by Bancorp.

        j. "Exercise Price" has the meaning set forth in subparagraph 4(b)(2) of this Plan.

        k. "Option" means a stock option granted under this Plan. Options shall include both Incentive Stock Options as defined under
               Section 422 of the Code and Nonqualified Stock Options, which refer to all stock options other than Incentive Stock Options.

        l. "Optionee" means an Employee or Service Provider who receives an Option.

        m.     "Plan" has the meaning set forth in paragraph 1 of this Plan.

        n. "Service Provider" means any person who provides services to Bancorp, or a Subsidiary of Bancorp which is currently in existence or is hereafter organized or is acquired by Bancorp, under contract or other agreement with Bancorp or a Subsidiary.

        o. "Shareholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancorp or of any Subsidiary or parent company. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Code shall apply.

        p. "Subsidiary" means any corporation of which not less than fifty percent (50%) of the voting shares are held by Bancorp or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

3.      STOCK SUBJECT TO OPTIONS.

        a. Number of Shares Reserved. The maximum number of shares which may be optioned and sold under this Plan is 1,500,000 shares of the Common Stock of Bancorp (subject to adjustment as provided in subparagraph 6(j) of this Plan). During the term of this Plan, Bancorp will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of this Plan.

        b. Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option will again become available for other Options.

4.      ADMINISTRATION OF THE PLAN.

        a. The Committee. The Board will administer this Plan directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. If a separate Committee is appointed, the chairman of the Board will appoint one of the Committee members as the chairman of the Committee. All references in the Plan to the "Committee" refers to this separate Committee, if any is established, or if none is then in existence, refers to the Board as a whole. Once appointed, any Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, and fill vacancies however caused. The Committee will hold meetings at such times and places as the chairman or a majority of the Committee may determine. At all times, the Board will have the power to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole.

               (1) Members of the Committee who are eligible for Options or who have been granted Options will be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and will be eligible to vote on all matters before the Committee respecting the granting of Options or administration of this Plan.

               (2) At least annually, the Committee must present a written report to the Board indicating the persons to whom Options have been granted since the date of the last such report, and in each case the Date of Grant, the number of shares optioned, and the per-share Exercise Price.

        b. Powers of the Committee. All actions of the Committee must be either (i) by a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. All decisions, determinations and interpretations of the Committee will be final and binding on all persons, including all Optionees and any other holders or persons interested in any

               Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Option. Subject to all provisions and limitations of the Plan, the Committee will have the authority and discretion:

               (1) to determine the persons to whom Options are to be granted, the Dates of Grant, and the number of shares to be represented by each Option;

               (2) to determine the price at which shares of Common Stock are to be issued under an Option, subject to subparagraph 6(b) of this Plan ("Exercise Price");

               (3) to determine all other terms and conditions of each Option granted under this Plan (including specification of the dates upon which Options become exercisable, and whether conditioned on performance standards, periods of service or otherwise), which terms and conditions can vary between Options;

               (4) to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to subparagraphs 6(l) and 6(m) of this Plan and approval of the Optionee when required;

               (5) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effect the grant of Options by the Committee;

               (6) to interpret this Plan and to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions.

5. ELIGIBILITY. Options may be granted to Employees and Service Providers, except that Incentive Stock Options may be granted only to Employees. Granting of Options under this Plan will be entirely discretionary with the Committee. Adoption of this Plan will not confer on any Employee or Service Provider any right to receive any Option or Options under this Plan unless and until said Options are granted by the Committee in its sole discretion. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Employee any right with respect to continuation of employment, nor will the same interfere in any way with his or her right or with the right of Bancorp or any Subsidiary to terminate his or her employment at any time. Neither the adoption of this Plan nor the granting of any Options under this Plan will confer upon any Service Provider any right with respect to continuation of engagement for services, nor will the same interfere in any way with the terms of engagement of such Service Provider.

6. TERMS AND CONDITIONS OF OPTIONS. All Options granted under this Plan must be authorized by the Committee, and must be documented in written Option agreements in such form as the Committee will approve from time to time, which agreements must comply with and be subject to all of the following terms and conditions:

        a. Number of Shares; Annual Limitation. Each Option agreement must state whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. Any number of Options may be granted to an Optionee at any time; except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of each Date of Grant) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee during any one calendar year (under all incentive stock option plans of the Company and all of its Subsidiaries taken together) shall not exceed $100,000. Any portion of an Option in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option.

        b. Exercise Price and Consideration. Each option agreement must state the Exercise Price for the shares of Common Stock to be issued under the Option. The Exercise Price shall be the price determined by the Committee, subject to subparagraphs (1) and (2) below.

               (1) In the case of Incentive Stock Options, the Exercise Price shall in no event be less than the fair market value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to a Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Exercise Price shall be at least 110% of the fair market value of the Common Stock on the Date of Grant.

               (2) In all cases, the Exercise Price shall be no less than the greater of (i) the fair market value of the Common Stock or (ii) the net book value of the Common Stock, each as determined by the Committee at the time of grant.

               (3)    In all cases, the Exercise Price shall be payable either
                      (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of Bancorp, services, debt instruments or other property.

        c. Term of Option. No Option shall in any event be exercisable after the expiration of ten (10) years from the Date of Grant. Further, no Incentive Stock Option granted to a Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be exercisable after the expiration of five (5) years from the Date of Grant. Subject to the foregoing and other applicable provisions of the Plan including but not limited to subparagraphs 6(g), 6(h) and 6(i), the term of each Option will be determined by the Committee in its discretion.

               (1) Vesting. The Committee shall provide in the option agreement if, at its discretion, the Option is subject to a vesting schedule specifying the date or dates upon which the Option becomes exercisable and/or is subject to vesting conditions specifying performance standards, periods of service or other conditions which must be met before the Option becomes exercisable. If an Option is subject to a vesting schedule or vesting condition, then unless the option agreement states otherwise, and except as provided in subparagraph 6(l)(2), the Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's status as Employee or Service Provider terminates.

        d.     Non-transferability of Options.

               (1) Except as otherwise provided in this subparagraph 6(d) or by applicable law, no Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

               (2) The Board (in its sole discretion) may permit Nonqualified Stock Options to be exercised by certain persons or entities approved by the Board, subject to any conditions and procedures that the Board (in its sole discretion) may establish. Any permitted transfer is subject to the further condition that the Board must receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

               (3) The transfer restrictions in this subparagraph 6(d) do not apply to transfers to Bancorp or authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of an Option consistent with the express authorization of the Board and applicable laws.

        e. Manner of Exercise. An Option will be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

        f. Rights as Shareholder. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by his or her Option unless and until the Optionee has exercised such Option and submitted full payment for the shares.

        g. Death of Optionee. An Option shall be exercisable at any time prior to termination under subparagraphs (1) or (2), below, by the Optionee's estate or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. In the event of the death of an Optionee,

               (1) an Incentive Stock Option shall terminate no later than the earliest of (i) one year after the date of death of the Optionee if the Optionee had been in Continuous Status as an Employee since the Date of Grant of the Option, or
                      (ii) the date specified under subparagraph 6(i) of this Plan if the Optionee's status as an Employee was terminated prior to his or her death, or (iii) the expiration date otherwise provided in the applicable Option agreement; and

               (2) a Nonqualified Stock Option shall terminate no later than the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the 180-day period immediately following the Optionee's death, such Option shall terminate at the end of such 180-day period.

        h. Disability of Optionee. If an Employee-Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if said Optionee had been in Continuous Status as an Employee at all times between the Date of Grant of the Option and the termination of his or her status as an Employee, his or her Option shall terminate no later than the earlier of (i) one year after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement.

        i. Termination of Status as an Employee or Service Provider. Unless otherwise provided in the Option agreement, if an Optionee's status as an Employee or Service Provider is terminated at any time after the grant of an Option to such Optionee for any reason other than death or, in the case of an Employee-Optionee, disability (as described in subparagraphs 6(g) and 6(h) above), then subject to subparagraph 6(l)(2), such Option shall terminate no later than the earlier of (i) the expiration date otherwise provided in his or her Option agreement, or (ii) in the case of an Incentive Stock Option, the same day of the third month after the date of termination of his or her status as an Employee, or in the case a Nonqualified Stock Option, the same day of the sixth month after the date of termination of his or her status as an Employee or Service Provider.

        j. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the per-share Exercise Price in each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive.

               (1) Except as otherwise expressly provided in this subparagraph 6(j), no Optionee will have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock, and no issuance by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, will affect the number of shares or Exercise Price subject to any Options, and no adjustments in Options will be made by reason thereof. The grant of an Option under this Plan will not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

        k. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, including applicable federal and state securities laws. As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

        l. Corporate Sale Transactions. In the event of a merger or reorganization of Bancorp with or into any other corporation that results in a "Change of Control of Bancorp" as defined below, or a proposed sale of substantially all of the assets of Bancorp, or a proposed dissolution or liquidation of Bancorp (collectively, "Sale Transaction"), all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of any Sale Transaction or such earlier date as the Committee may fix. The Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee; provided that (i) the Committee shall notify each Optionee of such action in writing not less than ninety (90) days prior to the termination date fixed by the Committee and
               (ii) all outstanding Options that are not the fully exercisable shall become exercisable upon the date of the 90-day notice.

               (1) For purposes of this subparagraph, a "Change of Control of Bancorp" occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of Bancorp that, together with stock held by such person or group, possess more than 50% of the total fair market value or total voting power of Bancorp stock. However, if any one person, or more than one person acting as a group, is considered to own more that 50% of the total fair market value or total voting power of stock of Bancorp, the acquisition of additional stock by the same person or persons is not considered to cause a Change of Control of Bancorp. An increase in the percentage of stock owned by any one person, or more than one person acting as a group, as a result of a transaction in which Bancorp acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subparagraph. For purposes of this definition, persons will not be considered to be "acting as a group" merely because they happen to purchase or own stock of Bancorp at the same time, or as the result of some public offering. However, persons will be considered to be "acting as a group" if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with Bancorp.

               (2) If an Employee-Optionee's status as an Employee is terminated at any time after the grant of an Option to such Employee and after Bancorp executes an agreement for a Change of Control of Bancorp but before the closing of such Change of Control of Bancorp, then all outstanding Options that are not then fully exercisable shall become exercisable upon the date of termination.

        m. Substitute Stock Options. In connection with the acquisition or proposed acquisition by Bancorp or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old stock option.

        n. Tax Compliance. Bancorp, in its sole discretion, may take actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bancorp under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee, or holder, of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting will be considered required for purposes of this subparagraph if the Committee, in its sole discretion, so determines.

        o.     Holding Period

               (1) Incentive Stock Options. With regard to shares of Common Stock issued pursuant to an Incentive Stock Option granted under the Plan, if the Optionee (or such other person who may exercise the Option pursuant to subparagraph 6(g) of this Plan) makes a disposition of such shares within two years from the Date of Grant of such Option, or within one year from the date of issuance of such shares to the Optionee upon the exercise of such Option, then the Optionee must notify the Company in writing of such disposition and must cooperate with the Company in any tax compliance relating to such disposition.

               (2) Section 16 Affiliates. With regard to shares of Common Stock issued pursuant to any Option granted under this Plan, if the Optionee is subject to Section 16 of the 1934 Act, such shares may not be sold or otherwise transferred by the Optionee until six months have elapsed from the date the Option was granted.

        p. Other Provisions. Option agreements executed under this Plan may contain such other provisions as the Committee will deem advisable.

7. TERM OF THE PLAN. This Plan will become effective and Options may be granted upon the Plan's approval by the Board, subject to shareholder approval. Unless sooner terminated as provided in subparagraph 7(a) of this Plan, this Plan will terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of this Plan.

        a. Amendment or Early Termination of the Plan. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that shareholder approval shall be obtained for any amendments whenever required under any applicable law, including but not limited to any increase in the number of shares of Common Stock subject to this Plan other than in connection with an adjustment under subparagraph 6(j) of this Plan.

        b. Effect of Amendment or Termination. No amendment or termination of this Plan will affect Options granted prior to such amendment or termination, and all such Options will remain in full force and effect notwithstanding such amendment or termination. Notwithstanding the foregoing, the Board may amend the Plan and Incentive Stock Options previously granted hereunder, to the extent permitted under the Code without causing a regrant of such Options, to comply with the requirements of "incentive stock options" within the scope and meaning of Section 422 of the Code, or any successor provision.

8. SHAREHOLDER APPROVAL. Adoption of this Plan will be subject to ratification by affirmative vote of shareholders owning at least a majority of the outstanding Common Stock of Bancorp at a duly convened meeting. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of this Plan, then this Plan shall terminate subject to subparagraph 7(b) of the Plan except that any Incentive Stock Options previously granted under the Plan shall become Nonqualified Stock Options, and no further Options shall be granted under the Plan.



                                   * * * * *

                             CERTIFICATE OF ADOPTION



        I certify that the foregoing 1999 Stock Option Plan was approved by the Board of Directors of West Coast Bancorp on [date] _______________________.



                                             ___________________________________

                                             _______________, Secretary



        I certify that the foregoing 1999 Stock Option Plan was approved by the shareholders of West Coast Bancorp on [date] _______________________.



                                             ___________________________________

                                             _______________, Secretary

                                     [LOGO]
                              WEST COAST BANCORP

                         ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, APRIL 23, 1999

--------------------------------------------------------------------------------

[LOGO]
WEST COAST BANCORP                                                         PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor L. Bartruff and Shauna L. Vernal, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Coast Bancorp, held of record by the undesigned on March 5, 1999, at the Annual Meeting of Shareholders to be held on April 23, 1999, or any adjournment of such Meeting.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

                       PLEASE SIGN AND RETURN IMMEDIATELY
                      See reverse for voting instructions.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

-   Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/WCBO/ -- QUICK *** EASY *** IMMEDIATE

-   Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to West Coast Bancorp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                       [ARROW] PLEASE DETACH HERE [ARROW]


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

1. Election of directors:  01  Victor L. Bartruff       02  Michael J. Bragg
                           03  William B. Loch          04  Mary B. Pearmine
                           [ ] Vote FOR                 [ ] Vote WITHHELD
                               all nominees                 from all nominees

                                                  ------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY
 TO VOTE FOR ANY INDICATED NOMINEE,
 WRITE THE NUMBER(S) OF THE NOMINEE(S)
 IN THE BOX PROVIDED TO THE RIGHT.)
                                                  ------------------------------

2.  ADOPTION OF THE 1999 STOCK OPTION PLAN. The adoption of a new Employee Stock
    Option Plan.                                 [ ] For [ ] Against [ ] Abstain

3. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

Address Change? Mark Box [ ]
Indicate changes below:                         Date _____________________, 1999

                                                --------------------------------


                                                --------------------------------

                                                Signature(s) in Box

                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title. If more than one trustee,
                                                all should sign. All joint
                                                owners must sign.